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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 3, 1996

                            QUARTERDECK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware            0-19207               95-4320650
          (STATE OR OTHER     (COMMISSION FILE         (I.R.S. EMPLOYER
           JURISDICTION OF        NUMBER)              IDENTIFICATION NO.)
           INCORPORATION)

              13160 Mindanao Way, Marina del Rey, California 90292
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (310) 309-3700
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         ITEM 5.  OTHER EVENTS.

         A shareholder complaint was filed in the Superior Court of the State of California, County of Los Angeles, against Quarterdeck Corporation (the "Company") and a former officer and current officer of the company alleging, among other things, violations of certain provisions of California securities laws relating to statements made about the Company. The suit is purportedly brought on behalf of all persons who purchased the Company's common stock during the period January 26, 1996 through June 13, 1996 and seeks damages in an unspecified amount and other relief. The Company intends to vigorously defend against this action. On December 3, 1996 the Company issued a press release with respect to such shareholder lawsuit. A copy of the press release is filed herewith as exhibit 99.1.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c)     Exhibits.

                  The following are filed as exhibits to this Current Report on Form 8-K:

                  99.1 Press Release dated December 3, 1996.
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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        QUARTERDECK CORPORATION, a
                                        Delaware corporation

                                        By:  \s\  Frank R. Greico
                                             ---------------------------------
                                        Name:     Frank R. Greico
                                        Title:    Senior Vice President and
                                                  Chief Financial Officer
December 3, 1996